UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. 1)

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INTUITIVE SURGICAL, INC.
(Name of Registrant as Specified In Its Charter)

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1020 Kifer Road
Sunnyvale, California 94086

To the Stockholders of Intuitive Surgical, Inc.:

This Amendment No. 1 to Schedule 14A (“Amendment No. 1”) is being filed to amend Intuitive Surgical, Inc.’s proxy statement for its 2016 Annual Meeting of Stockholders (“Proxy Statement”), which was filed with the Securities and Exchange Commission on March 7, 2016, in order to correct inadvertent errors in the section entitled “Compensation for Directors - 2015 Equity Compensation.”

This section, appearing on page 14 of the Proxy Statement, is hereby amended in its entirety to read as follows:

2015 Equity Compensation: The terms of the Directors’ Plan provide for automatic non-discretionary grants of stock options to our non-employee directors, and the terms of the Incentive Plan provide discretionary authority to our Board of Directors to grant equity awards, including RSUs, to our non-employee directors, and to determine the number of shares of our common stock underlying, and the other terms and conditions of, such awards. In 2015, on the date elected or appointed to the Board, non-employee members of the Board were granted initial awards consisting of an option to purchase 1,575 shares of the Company’s common stock with one-third of the shares underlying the option vesting after one year from the date of grant and 1/36th of the shares underlying the option vesting monthly thereafter; and 975 RSUs with one-third of the units vesting annually from the date of grant, in each case, subject to continued service through the applicable vesting date. Non-employee members of the Board of Directors, with the exception of the Chairman of the Board and the Lead Director, who had served at least six months as of the date of the Company’s 2015 Annual Meeting were granted, on the date of the Company’s 2015 Annual Meeting, an option to purchase 744 shares of common stock and 460 RSUs. On the date of the Company’s 2015 Annual Meeting, the Chairman of the Board was granted an option to purchase 1,050 shares of the Company’s common stock and 650 RSUs, and the Lead Director was granted an option to purchase 875 shares of the Company’s common stock and 542 RSUs. The annual option grants and RSUs fully vest on the earlier of first anniversary of the date of grant or the next annual meeting of stockholders, subject to continued service to the Company through the applicable vesting date.

No other changes have been made to the Proxy Statement, including the proposals to be voted on at the annual meeting of stockholders on April 21, 2016.

By order of the Board of Directors

/s/ Gary S. Guthart, Ph.D.
Gary S. Guthart, Ph.D.
President and Chief Executive Officer
Sunnyvale, California
April 18, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 21, 2016.
This Amendment No. 1, the Proxy Statement and our annual report to security holders are available at www.envisionreports.com/ISRG.